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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2011 (except for Note 12, as to which the date is                          , 2011), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-170749) and related Prospectus of Tranzyme, Inc. for the registration of shares of its common stock.

Ernst & Young LLP

Raleigh, North Carolina

        The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 12 to the consolidated financial statements.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 8, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm